UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2013

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

In June 2013, Senesco Technologies, Inc. (the “Company”) was approached by certain investors requesting that the Company exchange (i) certain five-year warrants issued by the Company in January 2013 (the “Warrants”) for shares (the “Warrant Shares”) of the common stock, par value $.01 per share, of the Company (the “Common Stock”) and (ii) shares of the Company’s 10% Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), for shares (the “Preferred Shares”, and together with the Warrant Shares, the “Exchange Shares”) of Common Stock.

On June 24, 2013, the Company completed an exchange (the “Warrant Exchange”) of Warrants to purchase 19,500,000 Warrant Shares for 19,500,000 shares of Common Stock pursuant to warrant exchange agreements (the “Warrant Exchange Agreements”) by and between the Company and certain holders of the Warrants (the “Warrant Holders”). Pursuant to the terms of the Warrant Exchange Agreements, the Company and each Warrant Holder agreed to exchange the Warrant held by such Warrant Holder for a number of shares of Common Stock equal to the number of shares of Common Stock underlying the Warrant. Following the Exchange, there are no Warrants remaining.

In connection with the Warrant Exchange, pursuant to Section 2.2(h) of the Warrant Exchange Agreements dated April 26, 2013 (the “April 2013 Warrant Exchange Agreements”) by and between the Company and certain Warrant Holders (the “April 2013 Warrant Holders”), whereby the Company covenanted that, if the Company agrees to exchange the Warrants upon more favorable terms than those set forth in the April 2013 Warrant Exchange Agreements, the Company shall apply such terms to the April 2013 Warrant Holders. Therefore, the Company issued 5,250,000 additional shares of Common Stock to the April 2013 Warrant Holders.

Additionally, on June 24, 2013, the Company completed an exchange (the “Preferred Stock Exchange” and together with the Warrant Exchange, the “Exchanges”)) of 135 shares of Preferred Stock for 5,625,000 shares of Common Stock pursuant to preferred stock exchange agreements (the “Preferred Stock Exchange Agreements”) by and between the Company and certain holders of the Preferred Stock (the “Preferred Stock Holders”). Pursuant to the terms of the Preferred Stock Exchange Agreements, the Company and each Preferred Stock Holder agreed to exchange the shares of Preferred Stock held by such Preferred Stock Holder for a number of shares of Common Stock equal to the sum of (i) the number of shares of Preferred Stock multiplied by 1,000, divided by 0.03 (the “Standard Shares”), and (ii) the number of shares of Preferred Stock multiplied by 1,000, divided by 0.12 (the “Premium Shares”). Following the Exchange, 800 shares of Preferred Stock remain outstanding.

The Warrant Shares and the Premium Shares issued pursuant to the Exchanges are subject to restrictions on transfer until January 9, 2014, subject to customary exceptions.

The Exchange Shares were issued solely to former holders of Warrants or shares of Preferred Stock, as applicable, upon exchange pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. This exemption is available to the Company because the shares of the Company’s Common Stock were exchanged by the Company with its existing security holders with no commission or other remunerations being paid or given for soliciting such an exchange.

The forms of Warrant Exchange Agreement and Preferred Stock Exchange Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Warrant Exchange Agreement and Preferred Stock Exchange Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the exhibits.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of June 2013 Warrant Exchange Agreement.
10.2	Form of June 2013 Preferred Stock Exchange Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: June 25, 2013	By: /s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer